Safe Harbor This document contains forward-looking statements regarding future events and the future financial performance of Fleming. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this presentation, including without limitation: changes in general economic conditions; adverse effects of the changing industry and increased competition; sales declines and/or loss of customers; the ability of Kmart to continue as a going concern, to operate pursuant to the terms of its debtor-in-possession financing, or to complete its reorganization according to its plan; unanticipated problems with product procurement; exposure to litigation and other contingent losses; the inability to integrate acquired companies and to achieve operating improvements at those companies; the ability to successfully sell Fleming's retail operations; increases in labor costs and disruptions in labor relations with union bargaining units representing Fleming's employees; and the negative effects of Fleming's substantial indebtedness and the limitations imposed by restrictive covenants contained in Fleming's debt instruments. In addition, the hypotheticals in the Kmart slide are based upon assumptions related to fixed cost reductions and closure costs of certain distribution facilities. These assumptions may prove to be inaccurate. Additional information about these factors is contained in Fleming's reports and filings with the Securities and Exchange Commission, including its 2001 Form 10-K. The forward-looking statements speak only as of the date made and Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this presentation.

Basis of Presentation Discontinued operations treatment has been adopted for retail Intersegment profit for historical periods has remained in discontinued retail operations. For current and prospective periods, the intersegment profit will remain in continuing operations (Q3 and Q4 2002 and 2003) Intersegment sales to company owned retail have been eliminated Support Services expenses directly associated with retail have been allocated to discontinued operations 2002: approximately $20.0 million 2001: approximately $24.0 million Interest has been allocated to discontinued operations based upon net assets of the retail segment at the revolver borrowing rate 2002: approximately $19.0 million 2001: approximately $24.0 million Presentation assumes no gain or loss on the sale of retail

Earnings Per Share

Distribution Sales ($ in millions) (1) Represents sales for 2001 and 2002 for the following customers: Albertsons, Target, CB Ragland, Clemens, Harmons, Southwest Supermarkets, Clark and Sheetz (2) Adjust sales prior to Fleming ownership

EBITDAL ($ in millions)

EBITDAL to EPS (1) Includes LiFO expenase and equity investment results Q3 2002 Q3 2001 YTD 2002 YTD 2001 EBITDAL - continuing 65.0 $ 81.2 $ 250.4 $ 180.9 $ Less: Depreciation / amortization 30.7 25.9 88.3 81.9 Interest expense 34.3 27.1 110.5 96.9 Other (1) 2.5 1.1 (4.2) 1.5 Pre-tax income (2.4) 27.1 55.8 0.6 Taxes (0.9) 10.6 21.5 0.2 Net Income (1.5) 16.5 34.3 0.4 EPS (0.03) $ 0.35 $ 0.70 $ 0.01 $ Shares 54.0 51.0 49.2 44.7 ($ in millions)

Balance Sheet ($ in thousands) (1) Includes capital lease obligations of $122,377, $119,906, and $121,166, respectively.

Ratios (1) Ratio is calculated using continuing operations (2) Inventory turns includes pro forma average inventory and cost of sales for Core-Mark (3) Days sales outstanding is calculated using average daily sales for the respective quarter

Cash Flow ($ in thousands)

2003 Guidance ($ in millions)

Kmart Analysis ($ in millions)

Retail Proceeds Assumptions Two separate processes on retail divestures 44 Rainbow stores located primarily in Minneapolis Morgan Stanley advising Company Stores operate under the Rainbow banner Bids extended until end of October for multiple interested parties 66 price impact stores located throughout 6 states The Food Partners advising Company Stores under the Rainbow and Food4Less banners In active negotiations with multiple parties on 28 CA and 11 WI stores Multiple bids received on substantially all other stores Continue to expect net proceeds in excess of $450 million and the retention of up to $400 million in supply

Bank Amendment Bank Amendment approved October 21, 2002 Amendment filed with SEC Allows for sale of retail stores Slight increase in pricing (25 bps) Increased covenant flexibility and availability Improved ability to buy back outstanding bonds Up to $75 million available subject to retail proceeds Previous covenant restricted buybacks if Debt / EBITDA > 3.5x

Debt Maturities / Amortization 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 East 1.0625 4.25 4.25 4.25 4.25 504.1 657.8 150 200 0 260 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 East 1.0625 0 0 0 0 400 355 150 200 0 260 Current Pro forma for retail disposition ($ in millions)

Fleming Transformation Regional Case Pick Wholesaler Supplier to Independent Supermarkets Local Procurement Decentralized Accounting and Support Lack of Common Technology Weak Capital Structure Investments Required for Repositioning "Old" Fleming Unique National Multi-tier Distributor Diversified Customer Base Centralized Procurement Centralized Accounting and Support Single Platform for Technology Improved Capital Structure Ability to Generate Free Cash Flow "New" Fleming